SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                OCTOBER 18, 2002
                                 Date of Report

                                 APRIL 17, 2002
                        (Date of Earliest Event Reported)

                            FULLCIRCLE REGISTRY, INC.
             (Exact Name of Registrant as Specified in its Charter)


       NEVADA               333-51918                87-0653761
 (State  or  other    (Commission  File  No.)   (IRS EmployerI.D. No.)
    Jurisdiction)


                500 WEST JEFFERSON STREET, PNC PLAZA, SUITE 2310
                              LOUISVILLE, KY 40202
                    (Address of Principal Executive Offices)

                                  502-540-5112
                          Registrant's Telephone Number

                             EXCEL PUBLISHING, INC.
          (Former Name or Former Address if changed Since Last Report)


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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

     The predecessor company, Excel Publishing, Inc., had previously retained the accounting firm of Pritchett, Siler & Hardy, P.C., to prepare their financial statements through the period ended March 31, 2002. On April 17, 2002 there was a merger resulting in a change in control of the Company. As a result of this change, the Company relocated its corporate headquarters from Springville, Utah to Louisville, Kentucky. The new management anticipated that it would be more convenient and less expensive to engage the services of an auditor with existing accounts in the Louisville area. On July 2, 2002, the Company dismissed Pritchett, Siler & Hardy, P.C., as their certifying accountant and engaged the services of Chisholm & Associates. Management elected to do this because Chisholm & Associates was planning to audit another public company based in Louisville and could perform both audits on a single trip. We did not have any prior agreements or understandings with Chisholm & Associates, and they did not provide any services for the Company prior to their retention in July of 2002.

     The change in certifying accountant was for the sake of convenience to the Company and was approved by the Company's Board of Directors. There were no disagreements with Pritchett, Siler & Hardy, P.C. on any matters of accounting principle or practice, financial statement disclosure, or auditing scope or procedure and the Company has no knowledge why any disagreements should exist. For either of the past two years, Pritchett, Siler & Hardy, P.C.'s audit reports did not contain any adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

     We have not consulted with Chisholm and Associates at any time during calendar years 2001 and 2000, during the first quarter of 2002, or during the interim period preceding their appointment on July 2, 2002 with regard to any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

         (a)     None.

         (b)     None.

         (c)     Exhibits.

     EXHIBIT     SEC             DESCRIPTION  OF  EXHIBIT
     NUMBER      REFERENCE

     1           16              Letter  on  change  in  certifying  accountant


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FULLCIRCLE  REGISTRY,  INC.


October  18,  2002                    /s/  James  A.  Reskin,
                                      -----------------------
                                      James  A.  Reskin
                                      Chief  Executive  Officer


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